SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549


                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                    Date of Report - November 9, 1995
                     (Date of earliest event reported)


                              GTE Corporation
           (Exact name of registrant as specified in its charter)


                                 NEW YORK
       (State or other jurisdiction of incorporation or organization)


        1-2755                                     13-1678633
(Commission File Number)               (IRS Employer Identification No.)












One Stamford Forum
Stamford, Connecticut                                            06904
(Address of principal executive offices)                       (Zip Code)
203-965-2000



                               GTE CORPORATION

                                  FORM 8-K

                             ITEM OF INFORMATION

Item 5.  Other Events

STAMFORD, Connecticut -- GTE Corporation (GTE) said that, in response to recently enacted and pending legislation and the increasingly competitive environment in which it expects to operate, effective January 1, 1996, GTE is discontinuing the use of accounting practices appropriate to regulated enterprises. As a result of this decision, GTE will record a non-cash, extraordinary charge of $4.7 billion after taxes during the fourth quarter of 1995. This charge, which is based on the results of a comprehensive study of the economic lives of GTE's telephone plant and equipment, will have no effect on GTE's customers, its liquidity or its dividend policy.

GTE's telephone companies have traditionally followed the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (FAS 71). In general, FAS 71 required GTE to depreciate its plant and equipment over regulator approved lives which may extend beyond the assets' actual economic lives. FAS 71 also required the deferral of certain costs based upon approvals received from regulators to recover such costs in the future. As a result of these requirements, the recorded net book value of GTE's assets, primarily telephone plant and equipment, were higher than that which would otherwise have been recorded based on their economic lives.

The charge will primarily represent an adjustment to the net book value of the fixed assets of GTE's domestic telephone operations, through an increase in accumulated depreciation and is not expected to have a significant effect on depreciation expense or earnings over the next several years. The income statement effect of this change in accounting will be reflected in the Registrant's consolidated statements of income as an extraordinary charge, net of tax, under the provisions of Statement of Financial Accounting Standards No. 101, "Regulated Enterprises-Accounting for the Discontinuation of Application of FASB Statement No. 71."

The accompanying pro forma statements of income for the nine months ended September 30, 1995 and the year ended December 31, 1994, and the pro forma balance sheet as of September 30, 1995 are based on historical condensed financial statements, adjusted to give effect to the discontinuance of FAS 71 as though it had occurred at the beginning of each period presented. The pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto. The pro forma financial information is not necessarily indicative of the results that would have been attained had the discontinuance of FAS 71 occurred in an earlier period.

As described in the attached press release, GTE will also redeem its 12 series of preferred stock totaling approximately $71 million. Nine of the series are convertible into GTE common stock and the remaining three issues are non-convertible. In addition, GTE announced that it will refinance, on a long-term basis, approximately $932 million of its telephone operating subsidiaries' long-term debt issues. The positive impact of these redemptions is not expected to have a significant effect on GTE's earnings over the next several years.


                                       -1-

GTE is the largest U.S.-based local telephone company and a leading cellular-service provider in the United States, with wireline and wireless operations that form a market area covering more than one third of the
country's population.   GTE is also a leader in government and defense
communications systems and equipment, aircraft-passenger telecommunications, directories and telecommunications-based information services and systems.
























































                                       -2-



                               GTE CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME


                                          As Reported                         Pro Forma
                                          Nine Months                         Nine Months
                                             Ended                              Ended
                                          September 30,      Pro Forma       September 30,
                                              1995          Adjustments          1995
                                                           (In Millions)
REVENUES AND SALES                         $14,928           $  (335) (1)      $14,593

OPERATING COSTS AND EXPENSES

    Cost of services and sales               6,011              (532) (1)        5,479
    Depreciation and amortization            2,730                               2,730
    Selling, general & administrative        2,455               197  (1)        2,652

        Total costs and expenses            11,196              (335)           10,861

OPERATING INCOME                             3,732                 -             3,732

OTHER DEDUCTIONS                               804                                 804

    Income before income taxes               2,928                               2,928

INCOME TAX PROVISION                         1,109                               1,109

    Income before extraordinary charge       1,819                 -             1,819

EXTRAORDINARY CHARGE                             -            (4,682) (2)       (4,682)

    Net income (loss)                      $ 1,819           $(4,682)          $(2,863)

EARNINGS (LOSS) PER COMMON SHARE

    Before extraordinary charge            $  1.88           $     -           $  1.88
    Extraordinary charge                         -             (4.83) (2)        (4.83)

    Net income (loss)                      $  1.88           $ (4.83)          $ (2.95)

DIVIDENDS DECLARED PER COMMON SHARE        $  1.41                             $  1.41

AVERAGE COMMON SHARES                          969                                 969

              The accompanying notes are an integral part of these statements.






                                             -3-


                               GTE CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME


                                          As Reported                        Pro Forma
                                          Year Ended                         Year Ended
                                          December 31,      Pro Forma       December 31,
                                              1994         Adjustments          1994
                                                          (In Millions)
REVENUES AND SALES                         $19,944         $  (416) (1)       $19,528


OPERATING COSTS AND EXPENSES

    Cost of services and sales               8,360            (683) (1)         7,677
    Depreciation and amortization            3,432                              3,432
    Selling, general & administrative        3,400             267  (1)         3,667

        Total costs and expenses            15,192            (416)            14,776

OPERATING INCOME                             4,752               -              4,752

OTHER DEDUCTIONS                               779                                779

    Income before income taxes               3,973                              3,973

INCOME TAX PROVISION                         1,532                              1,532

    Income before extraordinary charge       2,441               -              2,441

EXTRAORDINARY CHARGE                            -           (4,682) (2)        (4,682)

    Net income (loss)                      $ 2,441         $(4,682)           $(2,241)

EARNINGS (LOSS) PER COMMON SHARE

    Before extraordinary charge            $  2.55         $     -            $  2.55
    Extraordinary charge                         -           (4.89) (2)         (4.89)

    Net income (loss)                      $  2.55         $ (4.89)           $ (2.34)

AVERAGE COMMON SHARES                          958                                958


              The accompanying notes are an integral part of these statements.





                                        -4-

                             GTE CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                                               As Reported                        Pro Forma
                                              September 30,      Pro Forma      September 30,
                                                  1995          Adjustments         1995
                                                               (In Millions)

               ASSETS
CURRENT ASSETS:
   Cash and temporary cash investments            $   487                         $   487
   Receivables, less allowance
     of $249 million                                3,780                           3,780
   Inventories                                        715                             715
   Other current assets                               667                             667
     Total Current Assets                           5,649                           5,649


PROPERTY, PLANT AND EQUIPMENT, at cost             50,561                          50,561
   Accumulated depreciation                       (21,060)      $(7,294) (3)      (28,354)
     Total Property, Plant and Equipment, net      29,501        (7,294)           22,207


INVESTMENTS AND OTHER ASSETS:
   Franchises, goodwill and other intangibles, net
     of accumulated amortization of $377 million    2,889                           2,889
   Investments in unconsolidated companies          1,588                           1,588
   Prepaid pension costs and deferred charges       3,374          (177) (4)        3,197
   Long-term receivables and other assets             877                             877
     Total Investments and Other Assets             8,728          (177)            8,551
           Total Assets                           $43,878       $(7,471)          $36,407


              The accompanying notes are an integral part of this statement.














                                        -5-


                             GTE CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                                               As Reported                       Pro Forma
                                              September 30,      Pro Forma     September 30,
                                                  1995          Adjustments        1995
                                                               (In Millions)
   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term obligations, including
     current maturities                            $ 2,516                        $ 2,516
   Accounts and payrolls payable                     1,845                          1,845
   Accrued taxes                                       978                            978
   Dividends payable                                   477                            477
   Accrued restructuring costs                         484                            484
   Other current liabilities                         2,176                          2,176
     Total Current Liabilities                       8,476                          8,476

LONG-TERM DEBT                                      12,157         $   120  (5)    12,277

RESERVES AND DEFERRED CREDITS:
   Deferred income taxes                             3,709          (2,838) (6)       871
   Employee benefit obligations                      4,750                          4,750
   Restructuring costs and other                     1,392                          1,392
     Total Reserves and Deferred Credits             9,851          (2,838)         7,013

MINORITY INTERESTS IN EQUITY OF SUBSIDIARIES         2,188                          2,188

PREFERRED STOCK, subject to mandatory redemption       101             (61) (5)        40

SHAREHOLDERS' EQUITY:
   Preferred stock                                      10             (10) (5)         -
   Common stock - shares issued 971,969,624             49                             49
   Amounts paid in, in excess of par value           7,896                          7,896
   Reinvested earnings (deficit)                     3,883          (4,682) (2)      (799)
   Guaranteed ESOP obligations                        (609)                          (609)
   Common stock held in treasury -
     3,349,200 shares at cost                         (124)                          (124)
      Total Shareholders' Equity                    11,105          (4,692)         6,413

     Total Liabilities and Shareholders' Equity    $43,878         $(7,471)       $36,407

             The accompanying notes are an integral part of this statement.






                                        -6-

                           NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION


(1) Represents the elimination of intercompany sales of materials and equipment to regulated telephone operations. Elimination of such sales is not required under the provisions of FAS 71. In addition, the provision for uncollectible accounts has been reclassified from revenues and sales to selling, general and administrative expenses, consistent with non-regulated accounting practices.

(2) Represents the after-tax effect of the adjustments described in notes 3 - 5 below.

(3) Represents the write-down of property, plant and equipment, net due to an impairment of such assets resulting from depreciation lives set by regulators that are longer than the assets' economic lives.

(4) Represents the write-off of net regulatory assets and the write-off of the original debt issuance costs associated with $932 million of long-term debt that will be refinanced.

(5) Represents the refinancing on a long-term basis of 12 series of preferred stock totaling approximately $71 million and costs associated with refinancing $932 million of long-term debt.

(6) Represents the tax effect of the adjustments described in notes
    3 - 5 above.

                         GTE CORPORATION PRESS RELEASE

                               November 9, 1995


SUMMARY:    GTE to redeem 12 series of preferred stock and $932 million of telephone subsidiary debt.

STAMFORD, Connecticut -- GTE Corporation ("GTE") today said it will redeem its 12 series of preferred stock totalling approximately $71 million. Nine of the series are convertible into GTE common stock and the remaining three issues are non-convertible.

Convertible Preferred Stock

      The nine convertible series will be redeemed on December 26, 1995. Shareholders will receive the redemption price and a partial dividend accrued from October 1, 1995 to the redemption date for the series. Listed below are the series of convertible preferred stock that will be redeemed and the redemption prices and partial dividends that will be paid on each series:

          Series                     Redemption            Partial Dividend
                                  Price per Share              per Share

   5.28% Convertible Preferred         $53.00                  $0.62333
   4.36% Convertible Preferred         $53.25                  $0.51472
   4.75% Convertible Preferred         $52.50                  $0.56076
   5.05% Convertible Preferred         $52.50                  $0.59618
   5.35% Convertible Preferred         $52.50                  $0.63160
   5.50% Convertible Preferred         $52.50                  $0.64931
   5.00% Convertible Preferred         $52.50                  $0.59028
   4.00% Convertible Preferred         $52.50                  $0.47222
   $2.00 Convertible No Par Preferred  $30.00                  $0.47222

      Shareholders of the convertible series may elect instead to convert their preferred shares into shares of GTE Corp. common stock at any time prior to the close of business on Friday, December 15, 1995. Shareholders who convert their preferred shares prior to November 22, 1995 will receive the January 1, 1996 dividend on GTE's common stock. Listed below are the conversion ratios for each series of convertible preferred stock being redeemed:

            Series               Conversion Ratios

   5.28% Convertible Preferred         9.06
   4.36% Convertible Preferred         6.94
   4.75% Convertible Preferred         2.64
   5.05% Convertible Preferred         2.64
   5.35% Convertible Preferred         2.64
   5.50% Convertible Preferred         2.64
   5.00% Convertible Preferred         2.68
   4.00% Convertible Preferred         3.60
   $2.00 Convertible No Par Preferred  1.56

Non-Convertible Preferred Stock

      The three series of non-convertible preferred stock will be redeemed on December 11, 1995. Shareholders will receive the redemption price and a partial dividend accrued from October 1, 1995 to the redemption date. Listed below are the redemption prices and partial dividends that will be paid for each series of non-convertible preferred stock being redeemed:

        Series         Redemption Price        Partial Dividends
                          per Share               per Share
   7.85% Preferred         $51.06                 $0.76319
   7.75% Preferred         $51.19                 $0.75347
   4.40% Preferred         $50.50                 $0.42778

      In the near future, registered holders will be notified by mail as to how to redeem or convert their certificates. The First National Bank of Boston, P.O. Box 1889, Boston, Massachusetts 02105-1889, will serve as the Redemption/Conversion Agent for the preferred-stock transactions.

      GTE also announced that it will redeem and refinance approximately $932 million of its telephone operating subsidiaries' long-term debt issues.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   GTE CORPORATION
                                                     (Registrant)


                                            By     Lawrence R. Whitman
                                                   Lawrence R. Whitman
                                               Vice President and Controller


Date:  November 9, 1995